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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-40648) pertaining to the F.N.B. Corporation Salary Savings Plan of our report dated June 7, 2002, with respect to the financial statements and schedules of the F.N.B. Corporation Salary Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP



Birmingham, Alabama
June 24, 2002